UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 26, 2007

ACUITY BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16583	58-2632672
(State or other jurisdiction of Company or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1170 Peachtree St., N.E., Suite 2400, Atlanta, GA	30309
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 404-853-1400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The Registrant, formerly known as Acuity Brands Holdings, Inc., is the successor issuer to Acuity Brands, Inc., a corporation organized under the laws of the State of Delaware (the “Predecessor”), which, until the transaction described in this item, had its common stock, par value $.01, and its preferred stock purchase rights registered pursuant to Section 12(g) of the Act.

Effective on September 26, 2007, the former Acuity Brands, Inc., pursuant to the Agreement and Plan of Merger among Acuity Brands, Inc., Acuity Merger Sub, Inc. (“Merger Sub”) and Acuity Brands Holdings, Inc., dated September 25, 2007 (the “Reorganization Agreement”), reorganized into a new holding company (the “Reorganization”). The primary purposes of the Reorganization were to properly separate the assets and liabilities of the Registrant’s business units into separate subsidiaries and to create a more efficient holding company structure. In addition, in connection with the Reorganization, the Registrant completed additional subsidiary reorganizations to facilitate the previously announced spin-off of Zep Inc. The business operations of Acuity Brands, Inc. and its subsidiaries will not change as a result of the Reorganization or the related subsidiary reorganizations.

The new holding company organizational structure was effected by a merger conducted pursuant to Section 251(g) of the Delaware General Corporation Law (the “DGCL”), which provides for the formation of a holding company structure without a vote of the stockholders of the constituent corporations. Pursuant to the terms of the Reorganization Agreement, Merger Sub merged with and into the Predecessor (the “Merger”), the Predecessor is the corporation that survived the Merger, the separate corporate existence of Merger Sub ceased, and the Predecessor became a direct, wholly-owned subsidiary of the Registrant. In accordance with the terms of the Reorganization Agreement:

(i) each share of Common Stock of the Predecessor (the “Predecessor Common Stock”) issued and outstanding immediately prior to the Merger was converted into a share of Common Stock of the Registrant (the “Registrant Common Stock”) having the same designations, rights, powers and preferences, and qualifications, limitations and restrictions thereof, as the shares of Predecessor Common Stock so converted;

(ii) each share of capital stock of Merger Sub issued and outstanding immediately prior to the Merger was converted into a share of common stock of the Predecessor; and

(iii) each option, whether or not exercisable, to purchase shares of the Predecessor Common Stock (a “Predecessor Option”) which was then outstanding and unexercised ceased to represent a right to acquire shares of Predecessor Common Stock and was converted automatically into an option to acquire, under the same terms and conditions including exercise price, as were applicable to such Predecessor Option immediately prior to the Merger, shares of Registrant Common Stock, and Registrant assumed each Predecessor Option and each option plan or agreement pursuant to which such Predecessor Option was granted.

In connection with the Reorganization, the certificate of incorporation of the Predecessor was amended to change the name of the Predecessor to “Old ABI, Inc.” and, immediately thereafter, as described below under Item 5.03 of this Current Report, the certificate of incorporation of the Registrant was amended to change the corporate name of Registrant to “Acuity Brands, Inc.”

Except for certain amendments to the certificate of incorporation of the Predecessor effected in accordance with Section 251(g) of the DGCL in conjunction with the Merger, including the name change described above, the provisions of the certificate of incorporation of Registrant, including its authorized capital stock and the designations, rights, powers and preferences of such capital stock, and the qualifications, limitations and restrictions thereof, are identical to those of the Predecessor immediately prior to the Merger. As a result, no post-Merger exchange of stock certificates was made and outstanding shares of Predecessor Common Stock were automatically converted into shares of Registrant Common Stock.

In addition, prior to the effective time (the “Effective Time”) of the Merger, the Registrant adopted a Rights Agreement (the “Registrant Rights Agreement”) that is in all substantive matters identical to the Rights Agreement of the Predecessor (the “Predecessor Rights Agreement”) except that Registrant is the party thereto, rather than the Predecessor. The November 16, 2011 expiration date of the Registrant Purchase Rights is identical with that of the Predecessor Purchase Rights. Under the terms of the Registrant Rights Agreement, the Registrant is obligated (pursuant to a provision identical to one that formerly obligated the Predecessor) to issue one Registrant Purchase Right at the time of each issuance thereafter of one share of Registrant Common Stock. As a result, each share of Registrant Common Stock issued pursuant to the Merger was accompanied by a Registrant Purchase Right and all previously outstanding Predecessor Purchase Rights were canceled.

The provisions of the bylaws of the Registrant following the Merger are identical with the provisions of the bylaws of the Predecessor in effect immediately prior to the Merger. The directors of the Registrant immediately after the Merger are the same individuals as were directors of the Predecessor immediately prior thereto. The management of the Registrant following the Merger is the same as the management of the Predecessor immediately prior to the Merger.

The Merger qualified as a reorganization under section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and, as a result, the stockholders of the Predecessor will not recognize gain or loss for United States federal income tax purposes.

In connection with the Reorganization the Registrant executed a supplemental indenture (the “Second Supplemental Indenture”) to the Indenture under which the Predecessor’s 6.00% notes due 2009 and 8.375% notes due 2010 were issued. Pursuant to the Second Supplemental Indenture, the Registrant assumed the obligations of the Predecessor and the Predecessor was released from its obligations with respect to each such series of notes pursuant to the terms of the Indenture. The Second Supplemental Indenture is attached hereto as Exhibit 4.1.

Also in connection with the Reorganization the Registrant and the Predecessor entered into (i) an assumption agreement in respect of the Predecessor’s revolving credit facility, whereby Registrant assumed all rights, duties and obligations of Predecessor under said revolving credit facility, to allow the Reorganization and to add the Registrant as a party to such facility, and (ii) certain performance undertakings in respect of Predecessor’s receivables securitization facility, whereby Registrant agreed to guaranty certain obligations and duties of its subsidiaries under such receivables securitization facility, to allow the Reorganization.

Item 5.03	Amendment to Certificate of Incorporation and Bylaws.

In connection with the Reorganization, the certificate of incorporation of the Predecessor was amended to change the name of the Predecessor to “Old ABI, Inc.” On September 26, 2007 (effective September 26, 2007), Acuity Brands Holdings, Inc. (the “Registrant”) filed with the Delaware Secretary of State a Certificate of Amendment (the “Certificate of Amendment”). In accordance with the Certificate of Amendment, the Registrant’s Certificate of Incorporation was amended to change the corporate name of the Registrant from “Acuity Brands Holdings, Inc.” to “Acuity Brands, Inc.” The disclosure regarding the amendment to the certificate of incorporation in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 5.03 by reference.

The provisions of the bylaws of the Registrant following the Merger are identical with the provisions of the bylaws of the Predecessor in effect immediately prior to the Merger. The Bylaws of the Registrant are attached hereto as Exhibit 3.3.

Item 9.01 – Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Exhibits
3.1	Restated Certificate of Incorporation of Acuity Brands Holdings, Inc., dated as of September 26, 2007.

3.2	Certificate of Amendment of Acuity Brands Holdings, Inc., dated September 26, 2007

3.3	Amended and Restated Bylaws of Acuity Brands, Inc., dated as of September 26, 2007.

4.1	Second Supplemental Indenture between Acuity Brands, Inc., Acuity Brands Holdings, Inc. and Bank of New York, dated as of September 26, 2007.

4.2	Stockholder Protection Rights Agreement between Acuity Brands, Inc. (formerly Acuity Brands Holdings, Inc.) and The Bank of New York, dated as of September 25, 2007.

10.1	Agreement and Plan of Merger among Acuity Brands, Inc., Acuity Merger Sub, Inc. and Acuity Brands Holdings, Inc., dated September 25, 2007.

99.1	Press Release dated September 26, 2007.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 26, 2007

ACUITY BRANDS, INC.

By:	/s/ Kenyon W. Murphy
Kenyon W. Murphy Executive Vice President, Chief Administrative Officer, and General Counsel

EXHIBIT INDEX

Exhibit Number	Description of Exhibits
3.1	Restated Certificate of Incorporation of Acuity Brands Holdings, Inc., dated as of September 26, 2007.

3.2	Certificate of Amendment of Acuity Brands Holdings, Inc., dated September 26, 2007.

3.3	Amended and Restated Bylaws of Acuity Brands, Inc., dated as of September 26, 2007.

4.1	Second Supplemental Indenture between Acuity Brands, Inc., Acuity Brands Holdings, Inc. and Bank of New York, dated as of September 26, 2007.

4.2	Stockholder Protection Rights Agreement between Acuity Brands, Inc. (formerly Acuity Brands Holdings, Inc.) and The Bank of New York, dated as of September 26, 2007.

10.1	Agreement and Plan of Merger among Acuity Brands, Inc., Acuity Merger Sub, Inc. and Acuity Brands Holdings, Inc., dated September 25, 2007.

99.1	Press Release dated September 26, 2007.